AMENDMENT NO. TWO TO VOTING TRUST AGREEMENT OF MARCH 3, 1986

     THIS AMENDMENT NO. TWO TO VOTING TRUST AGREEMENT made this 23rd day of September, 1991, by and between, Gary L. Werner, Gregory L. Werner, Gail Werner Robertson, and Curtis G. Werner, hereinafter referred to as "Stockholders", and Clarence L. Werner, hereinafter referred to as "Trustee".

     WHEREAS, Stockholders do own stock in Werner Enterprises, Inc., a Nebraska corporation, and did on March 3, 1986, enter into a Voting Trust Agreement, which subjected the following shares (the "Shares") of stock to said Agreement:

      Stockholder             Number of Shares

      Gary L. Werner                  339,900
      Gregory L. Werner               339,900
      Gail Werner Robertson           339,900
      Curtis G. Werner                339,900

      TOTAL                         1,359,600

and

     WHEREAS, said Voting Trust Agreement was amended March 18, 1991 by providing that Trustee was to sell 130,000 shares of Gary L. Werner and 10,000 shares of Gregory L. Werner, which resulted in stock subject to the Voting Trust Agreement as follows:

      Stockholder             Number of Shares

      Gary L. Werner                  209,900
      Gregory L. Werner               329,900
      Gail Werner Robertson           339,900
      Curtis G. Werner                339,900

      TOTAL                         1,219,600

and

     WHEREAS, said Voting Trust Agreement restricts the right of sale of stock.

     NOW, THEREFORE, IN C0NSIDERATION OF THEIR MUTUAL PROMISES, it is agreed as follows:

     1. Clarence L. Werner, Trustee, is authorized by the Stockholders to sell (a) 100,000 shares of common stock of Werner Enterprises, Inc. held for the benefit of Gary L. Werner, and (b) 100,000 shares of common stock of Werner Enterprises, Inc. held for the benefit of Gregory L. Werner, and (c) 100,000 shares of common stock of Werner Enterprises, Inc. held for the benefit of Gail Werner Robertson, and (d) 100,000 shares of common stock of Werner Enterprises, Inc. held for the benefit of Curtis G. Werner.

     2. All stockholders release and waive their right of first refusal to acquire common stock being sold, and do further consent to the sale of said common stock, and the resultant consequences upon the voting power of the Voting Trust Agreement.

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     3.  All other terms and conditions not hereinabove amended, of Voting
Trust Agreement executed March 3, 1986. shall remain in full force and effect.

     4. This Agreement shall be binding upon all personal representatives, heirs, successors and assigns of all parties hereto.

     IN WITNESS WHEREOF, Trustee and Stockholders hereby execute this Agreement and so state the number of shares of common stock of Werner Enterprises, Inc. that remains subject to the terms of the Voting Trust Agreement executed March 3, 1986.

     DATED this 23rd day of September, 1991, at Omaha, Nebraska.

TRUSTEE:

/s/ Clarence L. Werner
_______________________________
Clarence L. Werner


STOCKHOLDERS:                              NO. OF SHARES

/s/ Gary L. Werner
_______________________________
Gary L. Werner                                109,900

/s/ Gregory L. Werner
_______________________________
Gregory L. Werner                             229,900

/s/ Gail Werner Robertson
_______________________________
Gail Werner Robertson                         239,900

/s/ Curtis G. Werner
_______________________________
Curtis G. Werner                              239,900


                                              819,600
















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